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                                                                    EXHIBIT 23.3


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

FRANKLIN HOLDING COMPANY, INC.


We hereby consent to the use in the Registration Statement on Form S-1 of our report dated April 27, 2001, relating to the consolidated statements of earnings, changes in stockholders' equity and cash flows of Franklin Holding Company, Inc. and subsidiary, and to the reference to our Firm under the caption "Experts" in the prospectus.


                                                  BROWN SCHULTZ SHERIDAN & FRITZ



Camp Hill, Pennsylvania
October 15, 2003